UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DIFFUSION PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1317 Carlton Avenue, Suite 400
Charlottesville, VA 22902

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 1, 2017

Dear Stockholder:

You are cordially invited to attend a special meeting of Stockholders (the “Special Meeting”) of Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Company”), which will be held on November 1, 2017, at 2:00 p.m. local time, at the Company’s offices, located at 1317 Carlton Avenue, Suite 400, Charlottesville, Virginia 22902. Only stockholders who held stock at the close of business on the record date, September 8, 2017, may vote at the Special Meeting, including any adjournment or postponement thereof.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

(1) To approve the proposed amendment to the Company’s Certificate of Incorporation, as amended, to permit the Company to pay dividends on the Company’s Series A Convertible Preferred Stock in either cash or shares of the Company’s Common Stock, at the determination of the Board of Directors of the Company; and

(2) To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of Proposal 1; and

(3) The transaction of any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal described in the Proxy Statement.

We look forward to seeing you at the Special Meeting.

Sincerely,

/s/ David G. Kalergis
David G. Kalergis
Chairman and Chief Executive Officer

September 18, 2017

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED IN THE ENCLOSED PROXY CARD, OR, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY.

1317 Carlton Avenue, Suite 400

Charlottesville, VA 22902

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 1, 2017

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

When and Where Will the Special Meeting Be Held?

The Special Meeting will be held on November 1, 2017, at 2:00 p.m., Eastern Time, at the Company’s offices, located at 1317 Carlton Avenue, Suite 400, Charlottesville, Virginia 22902.

What are the Purposes of the Special Meeting?

The purposes of the Special Meeting are to vote on the following items:

1.

To approve the proposed amendment to the Company’s Certificate of Incorporation, as amended, to permit the Company to pay dividends on the Company’s Series A Convertible Preferred Stock in either cash or shares of the Company’s Common Stock, at the determination of the Board of Directors of the Company (the “Charter Proposal”).

2.	To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of the Charter Proposal.

3.	The transaction of any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Who is Entitled to Vote at the Special Meeting?

Stockholders of record at the close of business on September 8, 2017 (the “Record Date”) will be entitled to notice of and to vote at the meeting or any adjournment of the Special Meeting. As of the Record Date, there were 14,425,707 shares of our common stock outstanding and 8,384,925 shares of our Series A Convertible Preferred Stock outstanding. Pursuant to the Certificate of Designation, which was approved by the holders of a majority of our common stock on January 6, 2017, the holders of our Series A Convertible Preferred Stock are entitled to vote with the holders of common stock on the basis described below, and not as a separate class, on all matters at the Special Meeting, except as described elsewhere in this Proxy Statement with respect to the Charter Proposal.

What Number of Votes is Each Share Entitled To?

Each share of our common stock is entitled to one vote on each matter to be voted on at the Special Meeting.

Pursuant to the Certificate of Designation, when voting as a single class with the holders of shares of our common stock, each holder of shares of our Series A Convertible Preferred Stock is entitled to that number of votes equal to the whole number of shares of common stock into which the aggregate number of shares of Series A Convertible Preferred Stock held of record by such holder are convertible as of the Record Date, based on a conversion price equal to the closing price of our common stock on the date such Series A Convertible Preferred Stock was issued.

Accordingly, shares of Series A Convertible Preferred Stock issued in the initial closing of the Series A private placement on March 14, 2017 are entitled to 0.84874 votes per share, shares of Series A Convertible Preferred Stock issued in the final closing of the Series A private placement on March 31, 2017 are entitled to 0.50627 votes per share and, in the aggregate, the holders of our Series A Convertible Preferred Stock are entitled to 6,033,323 votes at the Special Meeting in the single class vote.

As a result, the effective number of aggregate votes entitled to be cast at the Special Meeting in the single class vote is 20,459,030.

For purposes of the separate vote of the Series A Convertible Preferred Stock, each share is entitled to a number of votes based upon the Conversion Price of such shares calculated in accordance with the Certificate of Designation.

How Do I Vote My Shares?

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Special Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

●	Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on your proxy card.

●	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Time, on October 31, 2017. Please see your proxy card or the information your bank, broker or other holder of record provided to you for more information on your options for voting.

How Will My Shares Be Voted?

If you return your signed proxy card or use Internet or telephone voting before the Special Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Approval of the Charter Proposal

●	Vote FOR the proposal;

●	Vote AGAINST the proposal; or

●	ABSTAIN from voting on the proposal.

For Proposal No. 2—Approval of Adjournment

●	Vote FOR the proposal;

●	Vote AGAINST the proposal; or

●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR Proposal No. 1— Approval of the Charter Proposal

●	FOR Proposal No. 2— Approval of Adjournment

How Does the Board of Directors Recommend that I Vote?

The Board of Directors recommends that you vote:

●	FOR Proposal No. 1— Approval of the Charter Proposal

●	FOR Proposal No. 2— Approval of Adjournment

How Can I Revoke or Change My Vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending written notice of revocation to our Secretary; or

●	Attending the Special Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

Who is Paying for This Proxy Solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

How Many Shares Must Be Present to Hold the Special Meeting?

The presence at the Special Meeting, in person or by proxy, of the holders of a majority (10,229,516 shares) of the voting power represented by the outstanding shares of our common stock and our Series A Convertible Preferred Stock as of the Record Date will constitute a quorum for the transaction of business at the Special Meeting. In general, shares of our common stock and Series A Convertible Preferred Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Shares of our common stock and Series A Convertible Preferred Stock represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. If there is not a quorum, a majority of the voting power represented by the shares of our common stock and our Series A Convertible Preferred Stock present at the Special Meeting may adjourn the Special Meeting to a later date.

What Vote is Required for Each Proposal?

Assuming, with respect to Proposal No. 1, a quorum is represented at the Special Meeting, either in person or by proxy, the following vote is required for each of the following matters:

●

Proposal No. 1—Approval of the Charter Proposal requires “For” votes from the holders of a majority of the voting power of the outstanding shares of common stock and Series A Convertible Preferred Stock, voting as a single class, as well as from a majority of the voting power of the outstanding Series A Convertible Preferred Stock, voting as a separate class, pursuant to the terms of the Certificate of Designation. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

●

Proposal No. 2—Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of the Charter Proposal (the “Adjournment Proposal”). This proposal must be approved by a majority of the voting power present in person or represented by proxy at the special meeting and entitled to vote on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes).

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Approval of the Charter Proposal

Majority of the voting power of the outstanding shares of common stock and Series A Convertible Preferred Stock, voting as a single class, and majority of the voting power of the outstanding Series A Convertible Preferred Stock, voting as a separate class.

			Counted “against”	Counted “against”
2	Approval of Adjournment Proposal	Majority of the voting power present in person or represented by proxy at the special meeting and entitled to vote on the proposal.	Counted “against”	Not voted/No effect

Who Will Count the Votes?

We currently expect that Broadridge Financial Solutions, Inc. will tabulate the votes and our Secretary will be our inspector of elections for the Special Meeting.

Whom Do I Contact if I Have Questions Regarding the Special Meeting?

If you have questions about the Special Meeting or would like additional copies of this proxy statement, you should contact our Senior Vice President – Finance, Treasurer & Secretary, Ben L. Shealy, 1317 Carlton Avenue, Suite 400, Charlottesville, Virginia 22902.

Are There Any Matters to be Voted on at the Special Meeting that are not Included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Special Meeting other than that described in this proxy statement. If, however, other matters properly are brought before the Special Meeting, or any adjournment or postponement of the Special Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the Special Meeting if a quorum is not present.

How Will Business Be Conducted at the Special Meeting?

The presiding officer at the Special Meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the Special Meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received. In order for a stockholder proposal to have been included in our proxy statement for the Special Meeting, our Secretary must have received such proposal a reasonable period of time before we began to print and send our proxy materials.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement (including the documents incorporated by reference herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by those sections. We have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “potential,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” and “continue”, the negative of these words, other words and terms of similar meaning and the use of future dates. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses as well as matters specific to us. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements. For us, particular uncertainties and risks include, among others, our history of operating losses and negative cash flow, uncertainties regarding clinical testing, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance and other risks and uncertainties described in our filings with the Securities and Exchange Commission (the “SEC”), including:

●	our ability to obtain additional financing;

●	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

●	our ability to continue as a going concern;

●	obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

●	the success and timing of our preclinical studies and clinical trials;

●	the difficulties in obtaining and maintaining regulatory approval of our products and product candidates, and the labeling under any approval we may obtain;

●	our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

●	the accuracy of our estimates of the size and characteristics of the potential markets for our product candidates and our ability to serve those markets;

●	regulatory developments in the United States and foreign countries;

●	our ability to operate our business without infringing the intellectual property rights of others;

●	recently enacted and future legislation regarding the healthcare system;

●	our ability to satisfy the continued listing requirements of the Nasdaq Capital Market or any other exchange that our securities may trade on in the future;

●	our plans and ability to develop and commercialize our product candidates;

●	the rate and degree of market acceptance of any of our product candidates;

●	the success of competing products that are or become available; and

●	the performance of third parties, including contract research organizations and manufacturers.

All forward-looking statements in this proxy statement speak only as of the date of this proxy statement and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

RECENT CHANGE OF CONTROL OF REGISTRANT

As of December 31, 2015, our Company operated as RestorGenex Corporation, (“RestorGenex”). On January 8, 2016, we completed the merger (the “Merger”) of our wholly owned subsidiary, Arco Merger Sub, LLC (“Merger Sub”), with and into Diffusion Pharmaceuticals LLC, a Virginia limited liability company (“Diffusion”), in accordance with the terms of the Agreement and Plan of Merger, dated as of December 15, 2015, among the Company, Merger Sub and Diffusion (the “Merger Agreement”). As a result of the Merger, Diffusion, the surviving company in the Merger, became a wholly owned subsidiary of the Company.

In connection with the Merger, the Company issued to the holders of the outstanding units of membership interest of Diffusion (the “Diffusion Units”) an aggregate of 81,640,637 shares of common stock. As a result of the Merger, the former equity holders of Diffusion owned approximately 84.1% of the common stock of the combined company, and the stockholders of RestorGenex immediately prior to the Merger owned approximately 15.9% of the common stock of the combined company, in each case, immediately following the consummation of the Merger (the “Effective Time”) on a fully-diluted basis (subject to certain exceptions and adjustments) and calculated in accordance with the terms of the Merger Agreement.

In connection with the completion of the Merger and in accordance with the terms of the Merger Agreement, the Board accepted the resignations from the Board and each of its committees, effective immediately prior to the Effective Time, of each of the directors of the Company as of immediately prior to the Effective Time.  The Board also accepted, effective immediately prior to the Effective Time, the resignations of each of the executive officers of the Company as of immediately prior to the Effective Time.

In addition, the outgoing directors, prior to their resignation and in accordance with the Company’s bylaws, fixed the number of directors at six, and appointed the following six individuals, constituting all of the directors of Diffusion prior to the Merger, to serve as directors of the Company, effective at the Effective Time and until the Company’s next annual meeting of stockholders, and until their respective successors are elected and qualified or until their earlier resignation or removal:  David G. Kalergis, John L. Gainer, Thomas Byrne, Robert Adams, Mark T. Giles and Alan Levin. David G. Kalergis was appointed Chairman of the Board. Mr. Byrne resigned from the Board and was appointed the Company’s General Counsel effective, in each case, April 1, 2016. Effective August 11, 2016, Isaac Blech was appointed as a director and, effective June 29, 2017, Robert R. Ruffolo was appointed as a director. Subsequently, the newly constituted Board also appointed the following individuals to serve as executive officers of the Company until their successors have been duly elected and qualified or until their earlier resignation or removal: David G. Kalergis as Chief Executive Officer, John L. Gainer Ph.D. as Chief Scientific Officer, David R. Jones M.D. as Chief Medical Officer and Ben L. Shealy as Senior Vice President – Finance, Treasurer and Secretary.

Following the close of the Merger, the Company filed a Certificate of Amendment to its Charter with the Secretary of State of the State of Delaware which amended the Company’s Charter, to effect a change of the Company’s corporate name from “RestorGenex Corporation” to “Diffusion Pharmaceuticals Inc.” On January 25, 2016, the Common Stock of the Company began trading on the OTCQX marketplace of the OTC Market Groups (the “OTCQX”) under the new ticker symbol “DFFN” (previously “RESX”). On August 17, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a 1-to-10 reverse stock split of the shares of the Company’s common stock (the “Reverse Stock Split”). On November 8, 2016, the Common Stock was approved for listing on the Nasdaq Capital Market (the “Nasdaq”) and commenced trading on the Nasdaq at the open of trading on November 9, 2016 under the ticker symbol “DFFN.”

Except as otherwise noted, references to “common stock” in this proxy statement refer to common stock, par value $0.001 per share, of the Company. Unless noted otherwise, any share or per share amounts in this proxy statement give effect to the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to the Company and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our Common Stock as of the Record Date (except as noted below) for (i) each person who beneficially owns 5% or more of our common Stock then outstanding; (ii) each of our current directors; (iii) each of our current named executive officers (as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act) and (iv) all of our current directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable within sixty (60) days of the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Ownership is based upon information provided by each respective director and officer, Forms 4, Schedules 13D and 13G and other public documents filed with the SEC for some of the stockholders.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their Common Stock, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Diffusion Pharmaceuticals Inc. 1317 Carlton Avenue, Suite 400, Charlottesville Virginia 22902.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Common Stock Beneficial Ownership Percentage (2)	Percentage of Total Voting Power (3)
Greater than 5% Holders
Richard Baxter Gilliam (4)	1,424,836	9.9%	7.0%
Ally Bridge Group Capital Partners II L.P. (5)	1,133,281	7.9%	5.5%
MTG Investment Holdings, LLC (6)	802,689	5.6%	3.9%
Current Directors and Executive Officers
David G. Kalergis (7)	336,690	2.3%	*
John L. Gainer, Ph.D. (8)	537,399	3.7%	1.8%
Ben L. Shealy (9)	110,689	*	*
Thomas Byrne (10)	280,544	1.9%	*
Mark T. Giles (6)(11)	901,161	6.2%	3.9%
Alan Levin (12)	85,335	*	*
Robert Adams (13)	156,780	1.1%	*
Isaac Blech (14)	95,749	*	*
Robert R. Ruffolo, Jr., Ph.D.(15)	*
All current directors and executive officers as a group (nine persons) (16)	2,504,347	16.3%	7.6%

*	Indicates less than 1%.

(1)

Represents shares of Common Stock held as of the Record Date plus shares of Common Stock issuable under stock options, the Series A Convertible Preferred Stock, our convertible debt instruments or warrants exercisable or convertible within sixty (60) days of the Record Date.

(2)

Based on 14,425,707 shares of Common Stock that were issued and outstanding as of the Record Date. The beneficial percentage ownership for each person (or all directors and executive officers as a group) is calculated by assuming the exercise or conversion of all options, warrants and convertible securities (including the Series A Convertible Preferred Stock) exercisable or convertible within sixty (60) days of the Record Date held by such person and the non-exercise and non-conversion of all outstanding warrants, options and convertible securities (including the Series A Convertible Preferred Stock) held by all other persons (including our other directors and executive officers).

(3)

Based on an effective number of aggregate votes entitled to be cast of 20,459,030 and the number of shares of Common Stock and Series A Convertible Preferred Stock issued, outstanding and held by the holder as of the Record Date. On the Record Date, 14,425,707 shares of Common Stock and 8,384,925 shares of Series A Convertible Preferred Stock were issued and outstanding. In accordance with the Certificate of Designation, shares of Series A Convertible Preferred Stock issued in the initial closing of the Series A private placement on March 14, 2017 are entitled to 0.84874 votes per share and shares of Series A Convertible Preferred Stock issued in the final closing of the Series A private placement on March 31, 2017 are entitled to 0.50627 votes per share, entitling the holders of shares of the Series A Convertible Preferred Stock to 6,033,323 votes in the aggregate. The conversion of the Series A Convertible Preferred Stock and the exercise of the warrants sold in connection with the Series A Convertible Preferred Stock are subject to an ownership blocker.

(4)

Based solely on the Form 3 filed with the SEC by Mr. Gilliam on February 19, 2016. Consists of (a) 1,268,798 shares of Common Stock held by Mr. Gilliam directly and (b) 156,038 shares of Common Stock held by Westwood Tall Oaks LLC. Mr. Gilliam is a manager of Westwood Tall Oaks LLC.

(5)

Shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC on April 6, 2017 by Ally Bridge Group Capital Partners II, L.P. (“Ally Bridge”). The address of Ally Bridge is Unit 3002-3004, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong. The conversion of the Series A Convertible Preferred Stock and the exercise of certain warrants held by Ally Bridge are subject to a 9.99% ownership blocker.

(6)

Mark T. Giles, one of our directors, is the sole member of MTG Investment Holdings, LLC and may be deemed to be the beneficial owner of such securities. Mr. Giles disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(7)

Consists of (a) 68,670 shares of Common Stock held directly by Mr. Kalergis directly, (b) 7,388 shares of Common Stock held by Mr. Kalergis’ wife, (c) 38,252 shares of Common Stock held jointly with Mr. Kalergis’ wife, and (d) 222,380 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(8)

Consists of (a) 372,572 shares of Common Stock held by the John L. Gainer Declaration of Trust dated February 19, 2008 and (b) 164,827 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Dr. Gainer is a trustee of the revocable trust, and, as such, may be deemed to share beneficial ownership of such shares. Dr. Gainer expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(9)	Consists of shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(10)	Consists of (a) 139,187 shares of Common Stock held by Mr. Byrne directly and (b) 141,357 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(11)

Consists of (a) 4,407 shares of Common Stock held for the benefit of Mr. Giles in his individual retirement account, (b) 802,689 shares of Common Stock held by MTG Investment Holdings, LLC and (c) 94,065 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(12) 1	Consists of (a) 24,804 shares of Common Stock held by Mr. Levin directly and (b) 60,531 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(13)

Consists of (a) 25,587 shares of Common Stock held directly by Mr. Adams directly, (b) 9,464 shares of Common Stock held jointly with Mr. Adams’ wife, (c) 18,898 shares of Common Stock held for the benefit of Mr. Adams in his 401(k) retirement account and (d) 102,831 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(14)

Consists of (a) 28,334 shares of Common Stock held directly by Mr. Blech directly, (b) 11,905 shares of Common Stock held jointly with Mr. Blech’s wife, (c) 11,905 shares of Common Stock held for the benefit of Mr. Blech in a trust and (d) 43,605 shares of Common Stock issuable upon the exercise of options and warrants exercisable within 60 days of the Record Date.

(15)	Consists of shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(16)	Includes 940,285 shares of Common Stock issuable upon the exercise of options and warrants exercisable within 60 days of the Record Date.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO DIFFUSION PHARMACEUTICALS INC.’S CERTIFICATE OF INCORPORATION TO PERMIT DIVIDENDS ON SERIES A CONVERTIBLE PREFERRED STOCK TO BE PAID IN CASH OR SHARES OF COMMON STOCK

General

Our Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Charter (the “Charter Amendment”) to amend the Certificate of Designation to allow dividends on the Series A Convertible Preferred Stock of the Company to be paid in either cash or in shares of Common Stock of the Company at the Company’s discretion (the “Charter Proposal”).

The full text of the proposed Charter Amendment is attached to this Proxy Statement as Appendix A.

Purpose of the Charter Amendment

The purpose of the proposed Charter Amendment is to increase the flexibility of the Company to determine the method of payment of dividends on the Company’s Series A Convertible Preferred Stock as the Board deems appropriate and in the best interest of the stockholders of the Company based on the Company’s then-current stock price, cash position and additional market and other considerations. The Board believes it is in the Company’s best interest to allow the Company the flexibility to, in its discretion, make dividend payments to holders of Series A Convertible Preferred Stock in either cash or shares of Common Stock, whereas the Certificate of Designation currently mandates that Regular Dividend payments (as defined in the Certificate of Designation) be made in only shares of Common Stock. However, the amount, frequency and other terms of the Certificate of Designation related to the dividends payable on the Series A Convertible Preferred Stock would be unchanged and remain in full force and effect.

Currently, the Company is obligated to issue a variable number of shares of its common stock to settle the 8% cumulative dividend on the Series A Convertible Preferred Stock, with the number of shares issuable determined based on the then-current trading price of the Company’s common stock in accordance with the terms of the Certificate of Designation. Depending on the Company’s stock price at the time such shares are issuable, it is possible there will not be enough authorized shares available to settle future exercises of the Company's outstanding warrants. As such, for accounting purposes, the Company cannot assert settlement of the associated warrants in shares of Common Stock in all possible circumstances and, accordingly, the warrants are required to be recorded as a liability under U.S. generally accepted accounting principles. The warrant liability associated with the Series A Convertible Preferred Stock and the associated warrants resulted in a reduction of our stockholders’ equity, as of each of March 31, 2017 and June 30, 2017, below the required level under the Nasdaq Capital Market’s continued listing standards. The Charter Amendment, by permitting the Company to, at its option, assert share or cash settlement of the warrants, would result in a reclassification of the warrant liability as of the date of reclassification to stockholders’ equity.

Accordingly, the Board believes it is in the best interest of the Company for the stockholders to approve the Charter Amendment in order to improve our financial condition and give the Company greater flexibility in considering and planning for future potential business needs.

Impact of Not Approving the Charter Amendment

In the event that the proposed Charter Amendment does not receive the requisite stockholder approval, the Certificate of Designation will remain in its current form and all regular dividend payments to holders of Series A Convertible Preferred Stock will continue to be required to be paid in shares of Common Stock. The Board will lack the flexibility to make decisions based on then-current market and other conditions that the Board may deem in the best interest of the Company and the stockholders.

In addition, if the Company is unable to eliminate the warrant liability associated with the accounting treatment of the Series A Convertible Preferred Stock, either through the Charter Amendment or otherwise, the Company may be unable to satisfy the continued listing requirements of the Nasdaq Capital Market with respect to minimum stockholders’ equity. If our common stock is delisted, trading, if any, of our common stock would thereafter be conducted in the over-the-counter market. As a consequence of any such delisting, our share price and trading liquidity could be negatively affected and our stockholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock. In addition, it may be difficult to raise additional capital, if needed, as a company whose stock is not listed on Nasdaq or another exchange.

Accordingly, if the approval of the Charter Amendment is postponed until specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could harm our financial condition, result in our inability to satisfy the continued listing standards of the Nasdaq Capital Market and potential delisting therefrom and generally impair our ability to meet the objectives.

There can be no assurance that our common stock will not be delisted from the Nasdaq Capital Market for other reasons.

Effectiveness of the Amendment

If adopted by the stockholders, the proposed Charter Amendment will become effective upon filing with the Delaware Secretary of State. As permitted under Section 242(c) of the Delaware General Corporation Law, the Board may delay or abandon the proposed amendment without further action by the stockholders if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Appraisal Rights

Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the proposed Charter Amendment described in this Proposal 1.

Vote Required

The affirmative vote of the majority of the voting power of the outstanding shares of common stock and Series A Convertible Preferred Stock, voting as a single class, and majority of voting power of the outstanding Series A Convertible Preferred Stock, voting as a separate class is required to approve the Charter Amendment. Abstentions and broker non-votes, if any, will thus count as votes AGAINST the Charter Amendment.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the Charter Proposal.

Recommendation

The Board recommends a vote “FOR” the Charter Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 2

ADJOURNMENT PROPOSAL

If at the Special Meeting the number of shares of Common Stock present or represented and voting in favor of the Charter Proposal is insufficient to approve the Charter Proposal, management may move to adjourn, postpone or continue the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the proposed Charter Proposal.

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the stockholders approve the Adjournment Proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Charter Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Charter Proposal have been received, we could adjourn, postpone or continue the Special Meeting without a vote on the Charter Proposal, and seek to convince the holders of those shares to change their votes to votes in favor of the Charter Proposal.

Vote Required

The Adjournment Proposal will be approved if a majority vote of the shares cast affirmatively or negatively for this proposal is cast FOR the proposal. Accordingly, abstentions and broker-non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of this proposal.

Recommendation

The Board recommends a vote “FOR” the Adjournment Proposal. No proxy that is specifically marked AGAINST the Charter Amendment will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER BUSINESS

We know of no other matters to be submitted to a vote of the stockholders at the Special Meeting. If any other matter is properly brought before the Special Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Special Meeting.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING AND DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2018 must submit the proposal so that the Secretary of the Company receives it no later than February 11, 2018. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Amended and Restated Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the Secretary of the Company receives it not less than that date which is 120 days prior to the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the Company did not hold an annual meeting of stockholders the preceding year or if the date of the annual meeting of stockholders is changed by more than 30 days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The Company’s Amended and Restated Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in each household. We will deliver promptly a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, Diffusion Pharmaceuticals Inc., 1317 Carlton Avenue, Suite 400, Charlottesville, Virginia 22902, telephone: (434) 220-0718. Any stockholder who wants to receive separate copies of our Proxy Statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

COST AND METHOD OF SOLICITATION

In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone, telegram or other electronic means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC. Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

The Company’s Common Stock is listed on the Nasdaq Capital Market and trades under the symbol “DFFN.”

_________________________

Your vote is important. Whether or not you plan to attend the Special Meeting, please exercise your right to vote as soon as possible by completing, signing, dating and returning your proxy card or by using Internet or telephone voting as described on the proxy card.

By Order of the Board of Directors,

/s/ David G. Kalergis
David G. Kalergis
Chairman and Chief Executive Officer

September 18, 2017

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN

THE ENCLOSED PROXY.

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION (AS AMENDED) OF
DIFFUSION PHARMACEUTICALS INC.

        DIFFUSION PHARMACEUTICALS INC., a corporation incorporated and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

FIRST: That, at a meeting of the Board of Directors of the Corporation (the “Board of Directors”) on September 7, 2016, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation (as amended) of the Corporation in the form set forth below (the “Charter,” and such amendment, the “Amendment”), declaring said Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

"RESOLVED, that the Board has deemed it advisable and in the best interest of the Corporation to amend the Certificate of Incorporation, as amended, of the Corporation (the “Charter,” and such amendment, the “Amendment”), to amend and restate in its entirety Section 2 of the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of the Corporation, which is part of the Charter:

“The Corporation shall pay a cumulative preferential dividend (the “Regular Dividend”) on each share of Series A Preferred Stock from the issue date of such share of Series A Preferred Stock, accruing at a rate of 8.0% of the Stated Value per annum (computed on the basis of a 360-day year of twelve 30-day months, accruing daily)), payable semiannually in arrears on April 1 and October 1 of each year commencing on October 1, 2017, or if any such date is not a business day, on the next succeeding business day (each such date, a “Dividend Payment Date”), to the Holders of record on the preceding March 15 and September 15 of each year, respectively, in cash or shares of Common Stock in the Corporation’s sole discretion. For purposes of determining the number of shares of Common Stock issuable to a Holder in connection with any such dividend, the value of a share of Common Stock shall be deemed to be the closing price of the Common Stock on the NASDAQ Capital Market (or such other national securities exchange as the Common Stock may be principally traded on at such time) on the business day immediately preceding the Dividend Payment Date. The Regular Dividend shall begin to accrue and be cumulative on the first day of each applicable Regular Dividend period and shall remain accumulated dividends with respect to such Series A Preferred Stock until paid; provided, that the first Regular Dividend payable with respect to any share of Preferred Stock shall not begin to accrue until the date of original issuance of such share of Preferred Stock. Regular Dividends shall accrue whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends but shall not be payable until legally permissible, as applicable.”

SECOND: Thereafter, pursuant to the resolution of the Board of Directors, the proposed Amendment was approved by the stockholders of the Corporation at a special meeting of stockholders on                  , 2017.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation (as amended) to be executed by David G. Kalergis, its Chief Executive Officer, on this        day of                      , 2017.

DIFFUSION PHARMACEUTICALS INC.
By:
	Name:	David G. Kalergis
	Title:	Chief Executive Officer

Diffusio₂n
Pharmaceuticals Inc.

DIFFUSION PHARMACEUTICALS INC.
1317 CARLTON AVENUE, SUITE 400
CHARLOTESVILLE, VA 22902

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1. and 2.:

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000344631_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is/are available at www.proxyvote.com

DIFFUSION PHARMACEUTICALS INC.
Special Meeting of Stockholders
November 1, 2017 at 2:00 PM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David G. Kalergis and Ben L. Shealy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of DIFFUSION PHARMACEUTICALS INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 PM, Eastern Time on November 1, 2017, at 1317 Carlton Avenue, Suite 400, Charlottesville, Virginia 22902, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000344631_2 R1.0.1.17